Amendment No. 5 to
Administrative Services Agreement
Franklin Templeton Services, LLC
Principal Life Insurance Company
Principal National Life Insurance Company

THIS AMENDMENT is made by and between Franklin Templeton Services, LLC (the "Fund Administrator"), Principal Life Insurance Company and Principal National Life Insurance Company (collectively, the "Company").

WHEREAS. the Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of December 14, 2007, as amended from time to time (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of updating Fund names and adding certain new variable annuity contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1.Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2.All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This amendment is executed effective as of May 1, 2014.

Fund Administrator:	FRANKLIN TEMPLETON SERVICES, LLC

	By:	/s/ Dennis R. Rothe
	Name:	Dennis R. Rothe
	Title:	Vice President

The Company:	PRINCIPAL LIFE INSURANCE COMPANY
PRINCIPAL NATIONAL LIFE INSURANCE COMPANY

	By:	/s/ Sara Wiener
	Name:	Sara Wiener
	Title:	AVP -- Annuity Product Line Management

Schedule B

Administrative Expense Payment

With respect to each Contract listed below underneath the column titled "Product Name/Registration No.", the Fund Administrator agrees to pay the corresponding Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company	Product Name/Registration No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of Fee
1.	Principal Life Insurance Company	Benefit Variable Universal Life (BVUL) 333-89446	Class 2 Shares Franklin Income VIP Fund Franklin Rising Dividends VIP Fund Franklin Small Cap Value VIP Fund Franklin Strategic Income VIP Fund Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Global Bond VIP Fund	0.10%	11/01/07
			Class 2 Shares Franklin U.S. Government Securities VIP Fund	0.10%	11/01/09
2.	Principal Life Insurance Company	Benefit Variable Universal Life II (BVUL II) 333-49363	Class 2 Shares Franklin Income VIP Fund Franklin Rising Dividends VIP Fund Franklin Small Cap Value VIP Fund Franklin Strategic Income VIP Fund Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Global Bond VIP Fund	0.10%	11/01/07
			Class 2 Shares Franklin U.S. Government Securities VIP Fund	0.10%	11/01/09
3.	Principal Life Insurance Company	Executive Variable Universal Life (EVUL) 333-81714	Class 2 Shares Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Franklin Income VIP Fund Franklin Rising Dividends VIP Fund Franklin Strategic Income VIP Fund Franklin Small Cap Value VIP Fund Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Global Bond VIP Fund	0.10%	11/01/07
			Class 2 Shares Franklin U.S. Government Securities VIP Fund	0.10%	11/01/09

#	Company	Product Name/Registration No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of Fee
4.	Principal Life Insurance Company	Executive Variable Universal Life II (EVUL) 333-81714	Class 2 Shares Franklin Income VIP Fund Franklin Rising Dividends VIP Fund Franklin Small Cap Value VIP Fund Franklin Strategic Income VIP Fund Franklin Mutual Global Discovery VIP Fund Franklin Mutual Shares VIP Fund Templeton Developing Markets VIP Fund Templeton Foreign VIP Fund Templeton Global Bond VIP Fund	0.10%	11/01/07
			Class 2 Shares Franklin U.S. Government Securities VIP Fund	0.10%	11/01/09
5.	Principal Life Insurance Company	Principal Freedom Variable Annuity 333-128079	Class 2 Shares Templeton Growth VIP Fund	0.10%	11/01/07
6.	Principal Life Insurance Company	Principal Variable Universal Life Income II 333-146896	Class 2 Shares Franklin Rising Dividends VIP Fund Franklin Mutual Shares VIP Fund	0.10%	11/01/07
			Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
7.	Principal Life Insurance Company	Investment Plus Variable Annuity 333-116220 & New Registration Statement to be filed in 2013 (333-188293)	Class 2 Shares Franklin Small Cap Value VIP Fund	0.10%	11/01/09
8.	Principal Life Insurance Company	Principal Flexible Variable Life 33-13481	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
9.	Principal Life Insurance Company	PrinFlex Life 333-00101	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
10.	Principal Life Insurance Company	Principal Survivorship Flexible Premium Variable Universal Life 333-71521	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
11.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator 333-65690	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11

#	Company	Product Name/Registration No.	Funds of the Trust	Fee Rate	Date of Beginning of Period for Computation of Fee
12.	Principal Life Insurance Company	Principal Variable Universal Life Accumulator II 333-100838	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
13.	Principal Life Insurance Company	Principal Variable Universal Life Income 333-115269	Class 2 Shares Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	05/01/11
14.	Principal National Life Insurance Company	Principal Variable Universal Life Income III 333-175768	Class 2 Shares Franklin Mutual Shares VIP Fund Franklin Rising Dividends VIP Fund Franklin Small Cap Value VIP Fund Templeton Global Bond VIP Fund	0.10%	11/01/11
15.	Principal Life Insurance Company	Principal Variable Annuity 33-74232 333-40254 (with PPC)	Class 2 Shares Franklin Small Cap Value VIP Fund	0.10%	05/01/13
16.	Principal Life Insurance Company	New Principal Variable Annuity to Be Filed with the SEC on or about April 2014	Class 2 Shares Franklin Global Real Estate VIP Fund Class 4 Shares Franklin Rising Dividends VIP Fund Templeton Global Bond VIP Fund	0.10%	TBD